Exhibit 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
     I, David E. Wallace, certify that:
     1) I have reviewed this Quarterly Report on Form 10-Q/A for the period ended March 31, 2010 of Superior Well Services, Inc.;
     2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

By:	/s/ David E. Wallace David E. Wallace
Chief Executive Officer and Chairman of the Board
Date: August 9, 2010